COMPLETE AND PERMANENT WAIVER
                     AGREEMENT AND GENERAL RELEASE OF CLAIMS

         This Complete and Permanent Waiver and General Release of Claims ("Waiver and Release Agreement") is executed on this 7th day of September, 1998, by and among Lund International Holdings, Inc. a Delaware corporation, and its respective subsidiaries, including but not limited to Deflecta-Shield Corporation, a Delaware Corporation and its respective subsidiaries, and their subsidiaries, (hereinafter "Company"), and Jay Allsup, a resident of the State of Minnesota (hereinafter "Allsup").

WHEREAS, the parties have had a full and open discussion of the terms of this Waiver and Release Agreement, a copy of which Allsup acknowledges he received on June 1, 1998; and

WHEREAS, the Company is requiring that Allsup execute this Waiver and Release Agreement before it provides Allsup with certain benefits to which Allsup would not be entitled absent Allsup's execution of this Waiver and Release Agreement;

WHEREAS, Allsup agrees that this Waiver and Release Agreement shall not be construed as an admission by the Company, its officers, directors, agents, counsel, employees, shareholders, partners, divisions, subsidiaries, parent corporations, predecessors, successors, affiliates, and assigns, individually and in their representative capacities, and any entity affiliated with any of the foregoing of any actions of discrimination, breach of contract, or any other unlawful, intentional, or negligent conduct against Allsup, and that the Company specifically denies any such alleged conduct;

NOW THEREFORE, in accordance with and subject to the terms and conditions contained herein and for other good and valuable consideration, the Company and Allsup agree as follows:

         1. SEPARATION OF EMPLOYMENT. Effective May 29, 1998, Allsup is no longer an officer and an employee of the Company, and except as otherwise provided in this Waiver and Release Agreement, all benefits and privileges of his employment end as of the close of business on May 29, 1998. Allsup shall provide a letter of resignation from his employment and from his position as Officer of Lund International Holdings, and all of its subsidiaries, including but not limited to Deflecta-Shield Corporation and its subsidiaries.

         2. AGREEMENT NOT TO BRING CLAIMS AGAINST THE COMPANY. Except as set forth in Paragraphs 8 and 9 herein, Allsup agrees not to institute, at any time, any action against the Company, its officers, directors, agents, counsel, employees, shareholders, partners, divisions, subsidiaries, parent corporations, predecessors, successors, affiliates, and assigns, individually and in their representative capacities, and any entity affiliated with any of the foregoing, asserting any claims, demands, and/or any actions, arising out of events that allegedly occurred before Allsup executes this Waiver and Release Agreement, for any liability for damages from whatever source.

         3. PAYMENTS.

         BY THE COMPANY. Seventeen (17) days after this Waiver and Release Agreement is signed by Allsup, if Allsup has not rescinded this Waiver and Release Agreement, as set-out in Paragraph 8 and 9 herein, and confirms this to the Company in writing, the Company shall immediately pay to Allsup on the seventeenth day (17th) for severance and settlement benefits equal to six (6) months of his base salary the sum of Sixty-Five Thousand Dollars ($65,000.00) subject to the withholding of all State and Federal taxes.

         BY ALLSUP. At or before the time Allsup receives payment of the sum above, Allsup shall immediately pay the Company the total sum of Sixty-One Thousand Dollars ($61,000.00) for the following debts owed by Allsup to the
Company: 1) Thirty-Nine Thousand Dollars ($39,000.00) that Allsup owes the Company for a loan it provided to him on his home in California; 2) Twenty-Two Thousand Dollars ($22,000.00) that he owes the Company for a loan it provided to him to pay taxes on the restricted stock he received from the Company.

         OTHER CUSTOMARY AND USUAL BENEFITS.Allsup has the right to continue, for the period of time provided by federal law (COBRA), the medical and dental insurance benefits covering Allsup and his dependents, as applicable, in accordance with Company policy and the insurance policies and any other benefits required to be continued under law.

Allsup shall be responsible for the total premiums for any and all benefits without any match or partial payment by the Company the day after his date of separation from the Company.

Allsup shall receive all of his benefits under the terms of the Company's 401(k) plan for 1998 up through the last day of his employment, May 29, 1998, including any match by the Company through May 29, 1998, as required under the terms of the Company's 401(k) plan.

Allsup shall receive all accrued vacation owed by the Company.

         4. ADVICE OF COUNSEL AND VOLUNTARY EXECUTION. Allsup represents that he has been advised to seek advice of counsel and has had the opportunity to and has done so before signing this Waiver and Release Agreement. Allsup also represents that he understands the provisions of this Waiver and Release Agreement and their effect on any rights he may have arising out of his employment, the terms of his employment, his separation from employment with the Company, and any other claims against the Company, and that he is voluntarily executing this Waiver and Release Agreement.

         5. CONFIDENTIALITY, COMPANY PROPERTY, TRANSFER OF INFORMATION AND NON-COMPETE

         CONFIDENTIALITY. Allsup acknowledges that in the course of his employment with the Company Allsup has had access to confidential information and trade secrets relating to the business affairs of the Company and/or its related companies and entities. "Trade Secrets" means any information which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, or use or (ii) would reasonably be considered a trade secret by persons involved in a business similar to the Company's, or (iii) scientific or technical information, design, process, procedure, formula, improvement, confidential business or financial information relating to Company business which is secret and of value. Allsup also recognizes that he has a continuing duty of loyalty to the Company.

The term "Confidential Information" includes, but is not limited to the following proprietary, trade secret, and confidential information: products; manufacturing processes and/or costs and/or time studies; marketing activities, sales activities and records; customer lists and/or vendor lists; the quantities and pricing of products; purchasing activities, advertising and promotional activities, product specifications; material costs; information pertaining to all aspects of the Company's research and development and intellectual property; product mix as that relates to overall sales of a product line; products' designs, dimensions, and tolerances; financial information which is not made public in either Company's press releases, quarterly reports, and/or Securities and Exchange Commission filings, if any, and/or any annual reports; information concerning the Company's' management, financial condition, banking or credit relationships or reporting obligations, financial operation, purchasing activities, business plans; and all other types and categories of information which are generally understood to be confidential, trade secret and/or proprietary information.

Allsup agrees that at all times, not to be extended beyond time limits prohibited by law, that he is obligated to NOT use, or disclose, or otherwise make available to any person, company or other party, Confidential Information or Trade Secrets. This Waiver and Release Agreement shall not limit any obligations Allsup has under any employee Confidentiality Agreement, or any other law or regulation.

         COMPANY PROPERTY. Allsup represents that prior to his execution of this Waiver and Release Agreement, he has already delivered to the Company all proprietary information, including but not limited to any and all equipment, documents, data, customer lists, product catalogues, procedure manuals, sales information or data, marketing information or data, strategic plans and/or strategic planning documents, information on the Company's processes, computer systems or data, financial information, accounting practices, credit arrangements with Heller Financial or the status of any reporting requirements, trade secrets, business and trade practices, sales or distribution methods or any strategies regarding the Company's sales or distribution methods, and other confidential information pertaining to the Company's business or financial affairs. Allsup agrees to assist the Company in identifying and explaining any financial information or documents or accounting procedures that he has worked on to assist the Company and its employees in effectively performing the Chief Financial Officer duties.

Allsup represents that prior to his execution of this Waiver and Release Agreement, he has returned all Company property in his possession, custody, or control, including but not limited to any Company credit cards, keys, computer, cellular telephone, fax or printer. Further, Allsup agrees to repay to the Company, within fifteen (15) days of his separation from the Company, the amount of any permanent or temporary advances and balances owing on any credit cards or any moneys due and owing to the Company for which the Company is a guarantor. In the event Allsup does not make these payments, any sum due the Company will be deducted from the payment to be made under this Waiver and Release Agreement.

         TRANSFER OF INFORMATION. Allsup agrees that he shall provide unlimited access and shall assist the Company and its employees or agents in creating, identifying, accessing, retrieving, understanding, and transferring all information and data, whether documentary or electronic (however stored), including but not limited to the data Allsup has or has had on his laptop and personal computer or the Company's computer system or otherwise, so that the Company may effectively and in a timely fashion execute all functions of the Chief Financial Officer and the functions of any of the employees reporting to the Chief Financial Officer.

         NON-COMPETE. Allsup agrees that, for a period of six (6) months from the date of his termination (for any reason whatsoever), of employment with the Company or May 29, 1998, he will not engage or participate in, directly or indirectly (whether as an employee, owner, partner, shareholder, director, officer, member, advisor, consultant, agent or, without limitation by the specific enumeration of the foregoing, otherwise), or render services for or assist, directly or indirectly, any business which is in whole or in part, directly competitive with the business of the Company and its subsidiaries as conducted at the time of the termination of Allsup's employment with the Company in any geographic area in which the Company or any of its subsidiaries is doing business. Further, he agrees that for a period of six (6) months from the date of termination of employment with the Company, he will not solicit or attempt to solicit: (i) any person or entity who is or has been, a consultant, customer or supplier or distributor of the Company or any subsidiary for the last two (2) years, to cease to do business or to not do business with the Company or any subsidiary; (ii) any person or entity who is or has been, a customer of the Company or any subsidiary for the last two (2) years, to purchase any product which may be provided by the Company or any subsidiary. Notwithstanding the foregoing, the Company acknowledges and agrees that Allsup may accept employment with the "Automotive Accessories Group", with its principal place of business located at ______________________________________________, or act in any other capacity with said "Automotive Accessories Group". The Company agrees that such activities shall not be a violation of this Non-Compete provision.

         6. GENERAL RELEASE.

AS AN INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS WAIVER AND RELEASE AGREEMENT, ALLSUP HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING, FROM ANY AND ALL LIABILITY FOR PAST OR PRESENT, KNOWN OR UNKNOWN, CLAIMS, DEMANDS, OBLIGATIONS, ACTIONS, DAMAGES, EXPENSES, OR COMPENSATION OF ANY NATURE AND FROM WHATEVER SOURCE, WHETHER BASED IN TORT, CONTRACT, INCLUDING BUT NOT LIMITED TO ANY OPTION AGREEMENTS, BONUS PLANS, OR ANY OTHER THEORY OF RECOVERY, AND WHETHER FOR COMPENSATORY OR PUNITIVE OR OTHER DAMAGES, THAT ALLSUP NOW HAS OR THAT MAY HEREAFTER ACCRUE THROUGH THE DATE OF ALLSUP'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.

ALLSUP UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO, ALLSUP'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY, THE TERMS OF ALLSUP'S EMPLOYMENT, AND THE SEPARATION OF ALLSUP FROM HIS EMPLOYMENT; THE MINNESOTA HUMAN RIGHTS ACT SECTIONS 363 ET. SEQ.; ILLINOIS HUMAN RIGHTS ACT SECTIONS 5/1-101, CHAPTER 775, ET SEQ.; THE COLORADO ANTI-DISCRIMINATION ACT, TITLE 24, ARTICLE 34, ET. SEQ.; DELAWARE FAIR EMPLOYMENT PRACTICES ACT, TITLE 19, SECTION 710, ET. SEQ.; IOWA CIVIL RIGHTS ACT, CHAPTER 216, ET. SEQ.; THE MICHIGAN HUMAN OR CIVIL RIGHTS ACT; THE INDIANA HUMAN OR CIVIL RIGHTS ACT; THE AMERICANS WITH DISABILITIES ACT 42 U.S.C. SECTIONS 12101, ET SEQ.; TITLE VII OF THE 1964 CIVIL RIGHTS ACT 42 U.S.C. SECTIONS 2000E, ET SEQ.; THE FAIR LABOR STANDARDS ACT 29 U.S.C. SECTIONS 201 ET SEQ.; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT 29 U.S.C. SECTIONS 1001, ET SEQ.; OR ANY OTHER FEDERAL LAW, OR STATE LAW OR CITY ORDINANCE.

ALLSUP FURTHER UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO ALL CLAIMS FOR WRONGFUL DISCHARGE, CLAIMS OF DISCRIMINATION, DEFAMATION, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENT SUPERVISION OR HIRING, OR PROMISSORY ESTOPPEL, OR WRONGFUL TERMINATION, FOR ANY BREACH OF CONTRACT RIGHTS, OR BREACH OF ANY EMPLOYEE HANDBOOKS OR EMPLOYEE POLICY TERMS, OR ANY BREACH OF AN EXPRESS OR IMPLIED PROMISE, OR BREACH OF ANY COMPANY STOCK OPTION PLANS, OR FOR ANY MISREPRESENTATION, OR FRAUD, OR RETALIATION, OR CLAIMS FOR RETALIATORY DISCHARGE, WITH NO RESERVATION OF ANY RIGHTS OR CLAIMS BY ALLSUP, WHETHER STATED OR IMPLIED, DEVELOPED OR UNDEVELOPED, KNOWN OR UNKNOWN, OR ANY OTHER FACT OR MATTER OCCURRING PRIOR TO ALLSUP'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.

ALLSUP FURTHER AGREES THAT ALLSUP WILL NOT INSTITUTE ANY CLAIM FOR DAMAGES, BY CHARGE OR OTHERWISE, NOR OTHERWISE AUTHORIZE ANY OTHER PARTY, GOVERNMENTAL OR OTHERWISE, TO INSTITUTE ANY CLAIM FOR DAMAGES VIA ADMINISTRATIVE OR LEGAL PROCEEDINGS AGAINST THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING. ALLSUP ALSO WAIVES THE RIGHT TO MONEY DAMAGES OR OTHER LEGAL OR EQUITABLE RELIEF AWARDED BY ANY GOVERNMENTAL AGENCY RELATED TO ANY SUCH CLAIM.

         7. AGE DISCRIMINATION IN EMPLOYMENT RELEASE. AS AN INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS WAIVER AND RELEASE AGREEMENT, ALLSUP HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING, FROM ANY AND ALL LIABILITY FOR PAST OR PRESENT, KNOWN OR UNKNOWN, CLAIMS, DEMANDS, OBLIGATIONS, ACTIONS, DAMAGES, EXPENSES, OR COMPENSATION OF ANY NATURE AND FROM WHATEVER SOURCE, AND WHETHER FOR COMPENSATORY OR PUNITIVE OR OTHER DAMAGES, ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTIONS 621 ET SEQ. THAT ALLSUP NOW HAS OR

THAT MAY HEREAFTER ACCRUE THROUGH THE DATE OF ALLSUP'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.

ALLSUP UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO THOSE SET FORTH IN PARAGRAPH 6, CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTIONS 621 ET SEQ.

         8. RECISSION AND/OR REVOCATION RIGHTS UNDER THE MINNESOTA HUMAN RIGHTS ACT. Allsup acknowledges that he has been informed of his right to rescind this Waiver and Release Agreement, insofar as it extends to potential claims under the MINNESOTA HUMAN RIGHTS ACT, MINNESOTA STATUTES CHAPTER 363, within fifteen
(15) calendar days following the execution of this Waiver and Release Agreement. This fifteen (15) day time period encompasses the seven (7) day rescission or revocation period referenced below under the FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT. Allsup has fifteen (15) calendar days after he has signed this Waiver and Release Agreement to rescind this Waiver and Release Agreement. The fifteen (15) calendar days shall be counted from the date of the signing (i.e. the day after it is signed is counted as day one). Allsup understands that for any rescission to be effective he must comply with the terms of the Notice which appear on the last page of this Waiver and Release Agreement, and that this Waiver and Release Agreement is not effective until the fifteen (15) day rescission period has passed.

         9. RECISSION AND/OR REVOCATION RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT. Allsup acknowledges the following:

                  That he received a copy of this Waiver and Release Agreement on June 1, 1998.

                  That he has been informed of his right to consider this Waiver and Release Agreement for twenty-one (21) days before signing this Waiver and Release Agreement, insofar as it extends to potential claims under THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTION 621 ET. SEQ., executing this Waiver and Release Agreement on the date set-out above, and (ii) he has been informed of this right to rescind or revoke this Waiver and Release Agreement under the Federal Age Discrimination in Employment Act within seven
(7) calendar days following his execution of this Waiver and Release Agreement. Although the Federal Age Discrimination in Employment Act only provides for a seven (7) day recission or revocation period, the Company agrees to extend this seven (7) day period to fifteen (15) days to run parallel with the recission or revocation rights under the Minnesota Human Rights Act. Consequently, the agreed upon fifteen (15) calendar days shall be counted from the date of the signing (i.e. the day after it is signed is counted as day one). Allsup understands that for any rescission to be effective, he must comply with the terms of the Notice which appear on the last page of this Waiver and Release Agreement, and this Waiver and Release Agreement is not effective until the fifteen (15) day rescission period has passed.

         10.      EXERCISE OF RECISSION AND/OR REVOCATION RIGHTS.

It is agreed by the parties that if Allsup exercises these rescission and/or revocation rights, as set-out above in Paragraph 8 and 9, the Company may at its option either nullify this Waiver and Release Agreement in its entirety or keep it in effect as to all claims not rescinded or revoked in accordance with the Recission and/or Revocation rights set forth in this Waiver and Release Agreement.

Whether or not Allsup exercises these Recission and/or Revocation rights, Allsup 's separation of employment from the Company shall be and remain effective. For this reason, Allsup shall not be entitled to receive any payment under this Waiver and Release Agreement until the seven (7) calendar day rescission period, which the Company has agreed will be a fifteen (15) day recission period to run parallel with the recission period under Minnesota law, has passed, since this Waiver and Release Agreement is not effective until that time. The twenty-one
(21) day consideration period may be waived by Allsup if Allsup signs the Waiver and Release Agreement before the twenty-one (21) days have passed. Allsup's early execution of this Waiver and Release Agreement shall be deemed a voluntary and knowing waiver by Allsup of his right to consider this Waiver and Release Agreement for twenty-one (21) days.

Allsup agrees that changes to this Waiver and Release Agreement, whether material or immaterial, will not restart the running of the twenty-one (21) day period.

Allsup agrees that his separation from employment from the Company shall be and remain effective even if he rescinds this Waiver and Release Agreement within the fifteen (15) calendar day rescission period.

         11. CONFIDENTIALITY OF THE WAIVER AND RELEASE AGREEMENT. The parties agree that the terms and conditions of, and the amounts paid under, this Waiver and Release Agreement shall be completely confidential subject to the following:

                  A party's right to discuss this Waiver and Release Agreement with his or its attorney, executive or Company employee with a need to know, tax adviser, accountant, and spouse; and

                  A party's right to make disclosure pursuant to any lawfully issued court order and as may be required by state or federal law or regulation, in which case the disclosing party shall notify the other promptly of such disclosure; and

                  A party's right to make disclosure in the event it is necessary to commence any action to force compliance with the terms of the Waiver and Release Agreement or in the event a party is made a defendant in any action commenced by the other party, his or its heirs, directors, officers, employees, agents, or shareholders.

         12. GOVERNING LAW. This Waiver and Release Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         13. PUBLICATIONS. Allsup agrees that he will not make disparaging statements or publications about the Company or its products.

         14. EFFECT OF BREACH.

         In the event that Allsup breaches any provision of this Waiver and Release Agreement, the Company will have no further obligations under Paragraph 3 of this Waiver and Release Agreement.

         The parties expressly agree that any breach of any part of Paragraph 5 of this Waiver and Release Agreement is a material breach causing irreparable harm to the Company. Allsup expressly agrees that Paragraph 5 may be enforced by injunction, or otherwise. Further, Allsup agrees that the Company does not have to prove irreparable harm or actual damages to be awarded injunctive relief and that the Company is entitled to the attorneys' fees and costs incurred by the Company to seek injunctive relief. The Company shall also be entitled to any other legal or equitable remedy necessary in order to compel compliance with Paragraph 5 of this Waiver and Release Agreement or any other provision of this Waiver and Release Agreement. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other remedy or remedies to which the Company may be entitled.

         15. BINDING EFFECT. This Waiver and Release Agreement shall be binding upon and inure to the benefit of each party and upon his or its heirs, administrators, representatives, executors, successors and assigns.

         16. SEVERABILITY. If any provision of this Waiver and Release Agreement is found to be unenforceable, this shall not affect the other provisions, which are severable. The introductory Paragraphs are part of this Waiver and Release Agreement's terms and are incorporated into its terms.

         IN WITNESS WHEREOF, the parties have caused this Waiver and Release Agreement to be executed on the day and year first written above.

LUND INTERNATIONAL HOLDINGS, INC. and its respective SUBSIDIARIES, and DEFLECTA-SHIELD CORPORATION and its respective SUBSIDIARIES


By :  /s/ Ronald C. Fox
Their: Ronald Fox, Chief Financial Officer

I, Jay Allsup, have fully informed myself of the contents and meaning of this Waiver and Release Agreement. I have had the opportunity for assistance and advice of counsel and I have carefully read and understand this Waiver and Release Agreement. I further understand that this is a complete and final release of all my claims and damages against LUND INTERNATIONAL HOLDINGS, INC. and its respective SUBSIDIARIES, and DEFLECTA-SHIELD CORPORATION and its respective SUBSIDIARIES.


By:  /s/ Jay M. Allsup
Jay Allsup

NOTICE UNDER FEDERAL AGE DISCRIMINATION & EMPLOYMENT ACT

Under Federal law, you have twenty-one (21) calendar days to consider signing this Waiver and Release Agreement. You may rescind this Waiver and Release Agreement for any reason within seven (7) calendar days after you have signed it. The Company has agreed to allow you fifteen (15) calendar days to rescind this Waiver and Release Agreement. To be effective the rescission must be in writing and hand delivered or mailed by certified mail and postmarked within the fifteen (15) calendar day rescission period to :

                  Ronald Fox
                  Lund International Holdings, Inc.
                  Deflecta-Shield Corporation
                  911 Lund Boulevard
                  Anoka, MN  55303


NOTICE UNDER MINNESOTA STATUTES, SECTION 363

Under Minnesota law, you may rescind this Waiver and Release Agreement for any reason within fifteen (15) calendar days after you have signed it. To be effective, the rescission must be in writing and hand delivered or mailed by certified mail within the fifteen (15) calendar day rescission period to:

                  Ron Fox
                  Lund International Holdings
                  Deflecta-Shield Corporation
                  911 Lund Boulevard
                  Anoka, MN  55303